Exhibit 99.1

News release

QLT PROVIDES UPDATE ON SPECIAL DISTRIBUTION TO SHAREHOLDERS

For Immediate Release

March 21, 2016

VANCOUVER, CANADA — QLT Inc. (NASDAQ:QLTI) (TSX:QLT) (“QLT”) is providing an update on its previously announced special distribution (the “Special Distribution”) of common shares (the “Aralez Shares”) of Aralez Pharmaceuticals Inc. (“Aralez”), or cash in lieu thereof, to QLT shareholders.

In connection with the Special Distribution, on February 5, 2016, QLT acquired the Aralez Shares and QLT shareholders were given the opportunity to elect to receive cash in lieu of their pro rata entitlement to Aralez Shares, up to a maximum aggregate amount of US$15 million, subject to proration.  The cash election was over-subscribed and, accordingly, the entitlement to cash by QLT shareholders who elected to receive cash in lieu of Aralez Shares will be prorated by approximately 50% and such QLT shareholders will receive Aralez Shares for the remainder of their entitlement.  QLT has also completed the sale of certain Aralez Shares to third party purchasers in order to fund the US$15 million cash component.

The Special Distribution will be implemented as part of a reorganization of QLT’s share capital pursuant to a statutory plan of arrangement (the “Share Reorganization”), which was approved by the QLT shareholders at a special meeting held on March 18, 2016 in Vancouver, Canada with 99.8% of the QLT common shares voted at the special meeting voting in favour.  The statutory plan of arrangement providing for the Share Reorganization received final approval of the Supreme Court of British Columbia today.

QLT previously stated that the Special Distribution would complete on or about March 22, 2016.  Due to certain SEC filing requirements of Aralez, the Special Distribution will not be completed on March 22, 2016.  QLT will publicly announce the completion date of the Special Distribution promptly following the time it is established.

Due Bill Trading Procedures

In accordance with the rules of the Toronto Stock Exchange and NASDAQ, “due bill” trading procedures are being applied in connection with the Special Distribution.  Pursuant to these procedures, automated systems are tracking any trading of QLT common shares (“QLT Shares”) in the period between the second trading day prior to the record date for the Special Distribution, being February 11, 2016, and the date on which the Special Distribution completes (the “Due Bill Period”).  The QLT Shares will commence trading on an “ex-distribution” basis on the trading date following completion of the Special Distribution, as of which date purchases of QLT Shares will no longer have an attaching right to the Special Distribution.  The “due bills” will be redeemed once all trades with attached “due bills” entered during the Due Bill Period have settled.  As set out above, QLT will advise the market as soon as these dates have been established.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide.  We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ Stock Market (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT).  For more information about the Company’s products and developments, please visit our website at www.qltinc.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws.  Forward looking statements include, but are not limited to, statements concerning the Special Distribution of the Aralez Shares (or cash in lieu) to QLT shareholders, statements regarding the expected timetable for completing the Special Distribution, including the timing of the Due Bill Period and the distribution date, the effect of the Special Distribution on QLT and the QLT Shares (including the tax consequences thereof) and any other statements regarding QLT’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could,” “potential,” “continue,” “ongoing,” “upside,” “increases,” and “potential” and similar expressions.  All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements.  Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the timing to complete the Special Distribution, including the timing of the Due Bill Period and the distribution date; and uncertainties relating to QLT’s development plans, timing and results of the clinical development and commercialization of QLT’s products and technologies.  Additional information concerning these and other factors can be found in QLT’s filings with the SEC, including QLT’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. QLT assumes no obligation to update any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking that speak only as of the date hereof.

QLT Inc. Contacts:

For Investors:

Andrea Rabney or David Pitts

Argot Partners

P: 212-600-1902

andrea@argotpartners.com

david@argotpartners.com

For Media:

Chuck Burgess or Mike Pascale

Abernathy MacGregor

P:212-371-5999

clb@abmac.com

mmp@abmac.com